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                                                                     EXHIBIT 5.1


       Barristers & Solicitors                       MCCARTHY TETRAULT LLP
       Patent & Trade-mark Agents                    Box 48, Suite 4700
                                                     Toronto Dominion Bank Tower
[McCARTHY TETRAULT LOGO]                             Toronto ON  M5K 1E6
                                                     Canada
                                                     Telephone:  416 362-1812
                                                     Facsimile:  416 868-0673
                                                     www.mccarthy.ca



April 5, 2004




To whom it may concern,

                      RE: CONSENT OF MCCARTHY TETRAULT LLP



We refer to the Registration Statement on Form F-10 of Fairmont Hotels & Resorts Inc.

We hereby consent to the reference to this firm's name under the captions "Description of Notes - Enforceability of Judgments" and "Legal Matters" in the Prospectus forming part of the Registration Statement.

In giving such consent, we do not admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Yours very truly,

/s/ McCarthy Tetrault LLP






McCarthy Tetrault LLP TDO-CORP

Vancouver, Calgary, London, Toronto, Ottawa, Montreal, Quebec, New York and London, England